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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A) (No. 2-57791) of DMC Tax-Free Income Trust - Pennsylvania (to be renamed Delaware Group State Tax-Free Income Trust) of our report dated April 4, 1997, included in the 1997 Annual Report to shareholders of the Tax-Free Pennsylvania Fund.

                                                         /s/Ernst & Young LLP
                                                         --------------------
                                                         Ernst & Young LLP

Philadelphia, Pennsylvania
August 28, 1997